UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 16, 2017

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)
270 Park Avenue, New York, New York		10017
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (212) 270-6000
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

JPMorgan Chase & Co.
Amendment No. 1
Current Report on Form 8-K/A
Explanatory Note
This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K of JPMorgan Chase & Co. (“JPMorgan Chase” or the “Company”), filed on May 19, 2017 (the Original Form 8-K). The Original Form 8-K reported the final voting results of the Company's 2017 Annual Meeting of Stockholders held on May 16, 2017. The purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company's named executive officers (Say on Pay). No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.
(d) As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future Say on Pay votes held at the 2017 Annual Meeting, shareholders indicated a preference for an Annual Advisory Vote on Executive Compensation as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
2,609,772,372	51,181,321	79,750,121	7,681,114	402,161,634
 In light of the results of the advisory vote on the frequency of Say on Pay votes, our Board determined that we will continue to hold an advisory Say on Pay vote annually. Our Board will reevaluate this determination after the next shareholder advisory vote on the frequency of Say on Pay votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Holly Youngwood
Holly Youngwood
Managing Director

Dated:	June 21, 2017